Exhibit 99.2

© 2021 Schweitzer - Mauduit International, Inc. RECOMMENDED CASH OFFER FOR SCAPA GROUP PLC Best - In - Class Innovation, Design, & Manufacturing Solutions For Healthcare & Industrial Markets January 2021

© 2021 Schweitzer - Mauduit International, Inc. This presentation may contain “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 , federal securities laws, and other applicable laws, that are subject to the safe harbor created by such laws and other legal protections . These forward - looking statements can be identified by the fact that they do not relate only to historical or current facts . Forward - looking statements often use words such as, without limitation, "anticipate", "target", "expect", "estimate", "intend", "plan", "goal", "believe", "aim", "will", "may", "hope", "continue", "would", "could" or "should" or other words of similar meaning or the negative thereof . Caution should be taken not to place undue reliance on any such forward - looking statements because actual results may differ materially from the results suggested by these statements . These forward - looking statements are made only as of the date of this presentation . They are prospective in nature and note based on historical facts, but rather on current expectations and on numerous assumptions regarding the business strategies and the environment in which our business shall operate in the future and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by those statements . No assurance can be given that such expectations will prove to have been correct and persons reading this presentation are therefore cautioned not to place undue reliance on these forward - looking statements which speak only as at the date of this presentation . We undertake no obligation, nor have any intention, except as may be required by law, to publicly update or revise any forward - looking statements, whether as a result of new information, future events or otherwise . In addition, forward - looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and present expectations or projections . These risks and uncertainties include, but are not limited to, those described in Part I, “Item 1 A . Risk Factors” and elsewhere in our Annual Report on Form 10 - K for the period ended December 31 , 2019 and those described from time to time in our periodic and other reports filed with the Securities and Exchange Commission, including the 8 - K filed in conjunction with this acquisition announcement . Among such factors are changes in global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax rates and future business combinations or disposals . Such statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations . Certain financial measures and comments contained in this presentation are “non - GAAP” financial measures , specifically measures which exclude one or more of the following: restructuring and impairment expenses, depreciation and amortization, interest expense, tax provision (benefit), capital spending, capitalized software expenditures, purchase accoun tin g adjustments, and tax valuation adjustments. We believe that investors’ understanding is enhanced by disclosing these non - GAAP financial measures as a reasonab le basis for comparison of our ongoing results of operations The following terms/abbreviations are used throughout the presentation and are defined as follows: AMS - Advanced Materials & Structures segment, EBITDA - earnings before interest taxes depreciation and amortization Forward Looking Statements, Non - GAAP Disclosure, & Definitions 2

© 2021 Schweitzer - Mauduit International, Inc. Restrictions on certain information under the UK Panel on Takeovers and Mergers Scapa Group plc (“ Scapa ”) is a company subject to the jurisdiction of the UK Panel on Takeovers and Mergers and the City Code on Takeovers and Mergers (the “Code”) . Under the Code, SWM is restricted in its ability to disclose any material new information or significant new opinions relating to SWM , Scapa or the offer for Scapa that has not previously been announced to the market in the UK via a Regulatory Information Service . In that regard, further detail on the offer for Scapa is set out in the announcement made by SWM under Rule 2 . 7 of the Code on 27 January 2021 (a copy of which is available on SWM’s website, as set out below) . We encourage you to read the Rule 2 . 7 Announcement ; this presentation is not a summary of the Rule 2 . 7 Announcement and should not be regarded as a substitute for reading the Rule 2 . 7 Announcement in full . Capitalised terms used in this presentation have the meaning given to them in the Rule 2 . 7 Announcement . Any person interested in securities of SWM or Scapa is encouraged to consult their professional advisors . No offer or solicitation This presentation is for information purposes only and is not intended to, and does not, constitute or form part of any offer or invitation to purchase, otherwise acquire or subscribe for or dispose of, or the solicitation of any vote or approval in any jurisdiction in relation to, any securities of Scapa . Statements required by the Code Each of SWM’s directors, whose names are set out on the “Board of Directors” page of SWMs website ( https : //www . swmintl . com/about - us/our - leaders/board - of - directors ) (the SWM Directors), and each of the directors of its indirectly wholly - owned subsidiary, AMS Holdco 2 Limited (being Ricardo J Nunez, Robert A Wamser, and Alfredo E Barquin) (the Bidco Directors and, together with the SWM Directors, the Responsible Persons) accepts responsibility for the information contained in this presentation (including any expressions of opinion) . To the best of the Responsible Persons’ knowledge and belief (having taken all reasonable care to ensure that such is the case), the information contained in this presentation is in accordance with the facts and does not omit anything likely to affect the import of such information . Publication on website In accordance with Rule 26 . 1 of the Code, a copy of this presentation will be available (subject to certain restrictions relating to persons resident in Restricted Jurisdictions) at https : //ir . swmintl . com/update - disclaimer by no later than 12 noon (London time) on the Business Day following this presentation . Neither the contents of these websites nor the content of any other website accessible from hyperlinks on such websites is incorporated into, or forms part of, this presentation . UK Takeover Code, No Offer or Solicitation 3

© 2021 Schweitzer - Mauduit International, Inc. Exciting enhancement of SWM’s growth profile with a scaled “full solution” Medical materials platform and complementary Industrial products portfolio Scapa Overview (LSE: SCPA ) • Significant capabilities and scale in value - added integrated solutions for woundcare materials, wellness products, and wearable device manufacturers in healthcare industry • Attractive industrial product set with strong brands and defensible positions; end - markets complement SWM’s existing business • Trusted strategic customer relationships and robust innovation capabilities • Reported Fiscal 2020 (ended 3/31/2020) statutory revenue of £320.6 million, or $407.1 million*, and EBITDA of £39.7, or $50.4 million* Purchase Price & Timing • Approximately $ 551.9 million transaction value (£402.9 million)* • Expected to close in 2Q:21 Financial Impact • Estimated Adjusted EPS accretion for 2021 and 2022 to be provided after close • Financed through existing $500 million revolving credit facility and new Term Loan B - Net leverage covenants expected to be amended in conjunction with transaction Transaction Summary 4 * See additional financial disclosures on page 11 of this presentation

© 2021 Schweitzer - Mauduit International, Inc. Integrated Solutions Model : Large medical OEMs trust Scapa as a development and production partner, utilizing Scapa’s material sciences and converting expertise to solve their products’ design and application challenges… “sticky” relationships, contract - driven, favorable trends for OEM outsourcing Adhesives, Coatings, & Topicals: Wide range of technologies and formulations, focused on skin - friendly properties… adhesion, protection, healing, wellness, etc. Specialty Tapes : Variety of high - performance tapes, films and foams for construction, auto, cable, and other applications End - Markets Capabilities & Products Industrial 53% Healthcare 47% F2020 Sales Breakdown ≈ $407 million * * See additional financial disclosures on page 11 of this presentation Scapa Business Overview 5 Expertise in formulation, product design, and materials manufacturing are the core foundation of its customer - focused approach Highly complementary to SWM’s existing performance materials innovation and engineering capabilities

© 2021 Schweitzer - Mauduit International, Inc. “Medical device companies are rethinking their integrated model and shifting towards an asset - light strategy and looking to external partners to fill the gap in development, supply chain and manufacturing.” – Scapa annual report Scapa Healthcare operation triples SWM’s medical business, can leverage combined technologies and customer base Scapa is capitalizing on the trend of Healthcare OEMs relying on trusted partners to co - develop, produce, and bring products to market Integrated Solution Capabilities Formulating & Topicals Converting Filling / Packaging Regulatory / Compliance Materials & Coating Expanded customer base, cross - selling in Medical, wearables, other markets Powerful combination of advanced woundcare technologies Scapa’s end - to - end ecosystem strengthens SWM’s value proposition Strategic advancement into more development capabilities Product Development Integrated Solutions Model in Healthcare 6

© 2021 Schweitzer - Mauduit International, Inc. • Broad set of products designed to heal • Typically used in hospital and outpatient settings for dressings and topical skincare solutions • Innovative formulations and range of substrates Advanced Woundcare Device Fixation for Wearables • Medical device usage in diagnostics and monitoring Wellness & Topicals • Creams, gels, powders and other treatments • Wellness, first - aid, beauty, and footcare… demand for higher - performing materials • Complete solution including bottling/packaging Specialty Healthcare Applications 7 Scapa is a best - in - class supplier of skin - friendly products in advanced woundcare, wellness, and device fixation to global blue - chip healthcare companies

© 2021 Schweitzer - Mauduit International, Inc. Moisture barriers, electrical wiring, HVAC; temperature - resistant bonding and adherence to strict codes are critical Construction Automotive Cable Consumer Power, sub - sea, data and fiber - optic cables Parts assembly, body construction, trim, mirrors, electrical wire harnessing; global footprint supports OEMs Professional use adhesive tapes sold to consumers and B2B, strong brand as tape - of - choice in professional hockey Specialty Industrial Applications 8 Like SWM , Scapa has strong positions in several desirable niches anchored by well - recognized brands and a reputation for quality

© 2021 Schweitzer - Mauduit International, Inc. Scapa has an attractive standalone business; however, we see meaningful strategic and financial opportunities for the combined businesses Together we expect to drive enhanced long - term growth for SWM • Further diversifies our balanced portfolio of attractive end - markets • Expanding markets in AMS segment estimated at nearly 65% of combined - company sales Significantly Enhances Enterprise Growth Profile Synergies • Commercial opportunities: new global customers/cross - selling products, offer turnkey solutions to existing customers • Public company costs and operational synergies Combined Capabilities • Scapa provides best - in - class innovation, design, and manufacturing… together we will offer a comprehensive portfolio of innovation, development, manufacturing, and converting capabilities across a wide range of performance materials Synergies and Portfolio Growth 9 Engineered Papers Segment Filtration Transportation Medical Infrastructure & Construction Industrial

Strategic Fit – Strengthening the Portfolio

SWM provides customers essential performance materials for specialty applications, offering a broad range of products and capabilities…

…Scapa IS AN IDEAL STRATEGIC FIT WITHIN OUR 'SANDBOX'

Current Markets / Technologies	Filtration	Construction	Transportation	Industrial	Medical	Tobacco	*New End-Markets*
Nets	✓	✓		✓	✓		→ Similar assets & technologies (cost synergies)
Films		✓	✓	✓	✓		
Fibers/Paper	✓			✓		✓	
Non-Wovens	✓			✓	✓		
Coatings & Converting	Scapa	✓	✓	✓	✓		
New Technologies ↓ Expand capabilities and offerings in existing end-markets (commercial synergies)							

Scapa expands our value-added coatings and converting capabilities, triples our Medical business and complements our other markets, and propels AMS towards $1 billion in sales

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© 2021 Schweitzer-Mauduit International, Inc.

Financial Overview of Transaction

Transaction Value*	Approximately $551.9 million (£402.9 million)*, offering $2.877 (£2.10) / share of Scapa (18.6% premium)
Financing	Transaction financed by way of an upsizing of SWM's existing syndicated debt facilities including a newly issued Term Loan B which has been underwritten by J.P. Morgan Chase Bank, N.A.
Timing	Expected close 2Q:21
Scapa Reported Financial Results *	Scapa reported FY2020 (ended March 31, 2020) statutory revenue of £320.6 million, or $407.1 million, and FY2020 EBITDA of £39.7 million, or $50.4 million Recently reported statutory financial data (reported in GBP and converted to USD) includes:

	FY2020	1H:FY21	1H:FY20	FY2020	1H:FY21	1H:FY20
Revenue	£ 320.6	£ 122.0	£ 160.8	$ 407.1	$ 155.2	$ 201.0
Trading Profit	£ 27.8	£ 5.5	£ 14.2	$ 35.3	$ 7.0	$ 17.7

Leverage	At close, net debt to EBITDA per the terms of the Company's credit facility is estimated to be between 4.0x and 4.5x and is expected to steadily decline thereafter. The Company expects its credit facility covenants will be amended in conjunction with the transaction with net debt to EBITDA covenants of 5.50x as of the end of 2021 and 4.75x as of the end of 2022
Adjusted EPS Accretion	Expect to provide 2021 and 2022 accretion estimates upon close

[1] GBP/USD conversion rate of 1.37 applied to Transaction Value
[2] Average GBP/USD conversion rates of 1.270 applied to FY 2020, 1.272 applied to 1H:FY21, and 1.250 applied to 1H:FY20
[3] £39.7 million EBITDA reported as trading profit before exceptional items, acquisition costs, amortization of intangible assets and legacy pension costs and depreciation
[4] Scapa reported FY2020 continuing revenue of £313.3 million, or $397.8 million, 1H:FY21 continuing revenue of £118.3 million, or $150.5 million, and 1H:FY20 continuing revenue of £157.2 million, or $196.5 million
[5] Scapa reported FY2020 continuing trading profit of £20.5 million, or $26.0 million, 1H:FY21 continuing trading profit of £1.9 million, or $2.4 million, and 1H:FY20 continuing trading profit of £10.6 million, or $13.2 million
[6] Revenue and trading profit on a continuing basis are non-UK GAAP/IFRS measures, which equal statutory (UK GAAP/IFRS) figures less £7.2 million (on annual basis) non-cash impact of IFRS 15 provision release

© 2021 Schweitzer-Mauduit International, Inc.

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© 2021 Schweitzer - Mauduit International, Inc. Visit us at swmintl.com 12